AMENDED PRELIMINARY INFORMATION STATEMENT


OP-TECH ENVIRONMENTAL SERVICES, INC.
(A DELAWARE CORPORATION)


NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

December 8, 1997



To the Stockholders of

OP-TECH ENVIRONMENTAL SERVICES, INC.

A Special Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the offices of the Corporation, 6392 Deere Road, Syracuse, New York, on December 8,
1997 at 10:00 a.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

          (1)       To approve an amendment to the Corporation's
          Certificate of Incorporation increasing the number of authorized shares of Common Stock from 7,500,000 to 20,000,000.

          (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on November 5, 1997 are the only stockholders entitled to notice of and to vote at the Special Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with Section 219 of the Delaware
General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206.
Stockholders may make arrangements for such inspection by contacting the Secretary, Dennis Lerner, of OP-TECH
Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.


By Order of the Board of Directors,

Dennis Lerner
Secretary








OP-TECH Environmental Services, Inc.
6392 Deere Road
Syracuse, New York  13206

INFORMATION STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
December 8, 1997

A Special Meeting of Stockholders to be held on December 8, 1997. The Board of Directors has fixed November 5, 1997 at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. It is anticipated that this Information Statement and, enclosed Notice will be mailed to stockholders of record on or about November 26, 1997. The following documents filed with the Securities and Exchange Commission by the Corporation pursuant to the Exchange Act of 1934 accompany this Information Statement:

          a. Form 10-K for the fiscal year ended December 31, 1996, and
          b. Forms 10-Q for the quarters ended March 31, June 30 and, September 30, 1997.

VOTING SECURITIES

All the voting power of the Corporation is vested in its Common Stock. As of the close of business on September 30, 1997, 4,852,983 shares of Common Stock, par value $.01 per share, were outstanding. Each share of Common Stock is entitled to one vote.

Set forth below is information concerning the ownership as of September 30, 1997 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Corporation.

Name and Address              Number of Shares of Common          Percentage
of Beneficial Owner          Stock Beneficially Owned (1)          of Class

O'Brien & Gere Limited           2,068,200 (2)                      42.6%
5000 Brittonfield Parkway
E. Syracuse, NY  13507

Richard L. Elander               428,608 (3)                        8.9%
3613 Melvin Drive South
Baldwinsville, NY  13027

          (1) Except as set forth in (2) below, the beneficial owners have sole voting and investment power over the shares owned.

          (2) 1,397,059 of these shares are pledged as collateral to OnBank & Trust Company, Syracuse, New York to secure the Corporation's commercial Mortgage Loan in the Principle of $1,150,000. For so long as these shares are pledged to OnBank & Trust Company and the Corporation is not in default in the payment of principal and interest on the Commercial Mortgage Loan and Term Loan, O'Brien & Gere Limited ("Limited") shall have the right to continue to vote the pledged shares on all matters. The pledge will terminate on December 31, 1997 or on any subsequent fiscal year, provided certain revenue, income, and balance sheet ratios are achieved, and there are not material adverse factors in the financial condition of the Corporation as reasonably determined by OnBank & Trust Company.



          (3) Includes currently exercisable options to purchase 100,000 shares.

As a result of the proposed issuance to OnBank & Trust Company of approximately 5,700,000 shares of Common Stock, OnBank & Trust Company will own approximately 49.4% of the Common Stock of the Corporation. These shares are to be issued in exchange for forgiveness of approximately $2,800,000 of debt plus accrued interest (See "Approval of Amendment Increasing Authorized
Common Stock").


APPROVAL OF AMENDMENT INCREASING
AUTHORIZED COMMON STOCK

On October 10, 1997, the Board of Directors of the Corporation unanimously voted to recommend to the stockholders that the Corporation's Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 7,500,000 to 20,000,000 shares.

The Authorized Common Stock of the Corporation currently consists of 7,500,000 shares $.01 par value per share, of which on September 30,1997 (i) 4,852,983 shares were outstanding and (ii) 502,500 shares were issuable pursuant to options outstanding.

The authorization of additional shares of Common Stock is necessary to provide shares for issuance in connection with restructuring of the Corporation's indebtedness as described below.

As reflected in the accompanying financial statements, the Corporation has suffered recurring losses from operations since inception, has a working capital deficiency at September 30, 1997, and a negative capital deficiency that raised substantial doubt about its ability to continue as a going concern.
As of September 30, 1997 the Corporation was unable to meet its current obligations as they became due. Regarding the future of the Corporation, management considered seeking protection under the United States Bankruptcy
Code or entering into a voluntary workout with its two largest creditors, OnBank & Trust Co. ("OnBank") and O'Brien
& Gere Limited ("OBG Limited").

After careful consideration of the above, and believing the Company could continue as a going concern without the heavy debt burden, management was able to negotiate a workout with its two largest creditors. As a result, on October 14, 1997, the Corporation entered into an agreement with its two largest creditors to convert all or part of their indebtedness and accrued interest into Common Stock of the Corporation, and to forgive the remaining balance. OBG Limited, to which the Corporation is indebted for $1,400,000 plus accrued interest, will forgive
$1,000,000 of debt and exchange the balance including accrued interest into approximately 1,000,000 shares of Common Stock. OnBank to which the Corporation is indebted for approximately $2,800,000 plus accrued interest, will exchange the entire amount of indebtedness for approximately 5,700,000 shares of Common Stock. The actual number of shares will be determined on the closing date at an exchange rate of $.50 per share. The exchange price per share was negotiated with the two creditors based on the price of recent sales and their estimates of future risks.

OBG Limited and OnBank have advised the Corporation that they intend to hold their shares as investors of the Corporation. The Corporation is not obligated to file a registration statement providing for the sale of shares owned by OnBank and OBG Limited. Pursuant to Rule 144 of the Securities Act of 1933, after a holding period of one year, OnBank and OBG Limited could commence the sale of their shares. Other that as described above or as provided for pursuant to the Corporation's stock option plan there are no existing understandings or agreement for the issuance of any share of Common Stock. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock without the necessity of further stockholder action.
Holders of the Common Stock have no preemptive rights with respect to any share which may be issued in the future.
Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Corporation's Certificate of Incorporation.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 1995, the Company entered into a lease agreement with O'Brien & Gere Property Development (an affiliate) to occupy approximately 17,000 square feet of office and garage space. The terms of the lease extend through June 30, 1998. Total rent expense incurred in 1997 amounted to $66,744.

During 1996, the Company provided approximately $1,100,000 of remediation, sub-contract support and project services to affiliated parties.

The Company purchases technical and consulting services from affiliated parties. The costs for these services amounted to $276,336 in 1997.

The Company has a $1,400,000 unsecured line of credit with O'Brien & Gere Limited due on March 1, 1998.
Interest is payable at prime plus 2%. Interest expense amounted to $75,390 for 1997.

Steven A. Sanders, a director of the Company, is President of The
Law Offices of Steven A. Sanders, P.C. which has provided professional services to the Company since August of 1991, and it is anticipated that it will continue to do so.



PRESENCE OF INDEPENDENT AUDITOR

Representatives of Coopers & Lybrand, L.L.P., the Corporation's auditor, are expected to attend the Special Meeting of Stockholders. The auditors will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.




OTHER MATTERS

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Special Meeting. If other matters properly come before the meeting, the persons named on the accompanying form of proxy intend to vote the shares subject to such Proxies in accordance with their best judgement.